EXHIBIT 21.1

                       AVIATION COMPANY AND SUBSIDIARIES

                       LIST OF SUBSIDIARIES OF REGISTRANT


Aviation Sales Operating Company (wholly-owned subsidiary)

         Aviation Sales Bearings Company (wholly-owned subsidiary of Aviation Sales Operating Company)

Aviation Sales Leasing Company (wholly-owned subsidiary)

         Aviation Sales SPS I, Inc. (wholly-owned subsidiary of Aviation Sales Leasing Company)

Aviation Sales Finance Company (wholly-owned subsidiary)

Aviation Sales Manufacturing & Repair Company ("ASM&R") (wholly-owned subsidiary)

         AVS/Kratz-Wilde Machine Company (wholly-owned subsidiary of ASM&R)

         Apex Manufacturing, Inc. (wholly-owned subsidiary of ASM&R)

         Aerocell Structures, Inc. (wholly-owned subsidiary of ASM&R)

         Caribe Aviation, Inc. (wholly-owned subsidiary of ASM&R)

                  Aircraft Interior Design, Inc. (wholly-owned subsidiary of Caribe Aviation, Inc.)

Aviation Sales Company FSC, Ltd. (wholly-owned subsidiary)